EXHIBIT 99.1
October 23, 2014
Century Aluminum Announces Agreement to Acquire Full Ownership of Mt. Holly Smelter
CHICAGO, IL --(Marketwired - Oct 23, 2014) - Century Aluminum Company (NASDAQ: CENX) announced today that its wholly owned subsidiary has entered into a definitive agreement to acquire Alcoa’s 50.3% stake in the Mt. Holly aluminum smelter. Mt. Holly, located in Berkeley County, South Carolina, employs approximately 600 people and has an annual production capacity of 229,000 metric tons of primary aluminum. Following the closing of the transaction, Century will own 100% of Mt. Holly.
"We are pleased to welcome the Mt. Holly team to the Century family," commented Michael Bless, President and CEO. "We are obviously familiar with this excellent plant due to our long affiliation, and are excited about the opportunity to assume full ownership. We know that Mt. Holly's employees share our core values of safety, product quality and customer service. This transaction furthers our intent to increase our North American hot metal capacity and improve the value-added content of our product mix, including continuing to supply aluminum to the automotive, aerospace and other key industries throughout South Carolina and the US.
"We believe that Mt. Holly is globally competitive in every area except its cost of power and this transaction reflects our continuing confidence in domestic aluminum production," continued Mr. Bless. “Mt. Holly’s future is directly tied to our ability to obtain the power needed to make the plant competitive in the global market and we will work aggressively toward a solution that benefits everyone. During our time as a minority partner in the Mt. Holly smelter, we have grown to appreciate South Carolina as a pro-business, pro-jobs state with excellent leadership in business and government that understands the need to be competitive in the global economy,” he said. “We look forward to working with the community and other key constituencies in South Carolina to ensure a long and productive future for Mt. Holly and to continue to give South Carolina a foothold in the international aluminum industry.”
Pursuant to the terms of the agreement, Century will acquire Alumax of South Carolina, a subsidiary of Alcoa and owner of Alcoa’s 50.3% interest in Mt. Holly, for $67.5 million in cash less certain amounts owed by Alumax to Mt. Holly and subject to working capital and other similar adjustments. The transaction is expected to close in the fourth quarter of 2014 and is subject to customary closing conditions.
About Century Aluminum
Century Aluminum Company owns primary aluminum capacity in the United States and Iceland. Century's corporate offices are located in Chicago, IL. Visit www.centuryaluminum.com for more information.
Certified Advisors for the First North market of the OMX Nordic Exchange Iceland hf. for Global Depositary Receipts in Iceland:
Atli B. Gudmundsson, Senior Manager -- Corporate Finance, Landsbankinn hf.
Steingrimur Helgason, Director -- Corporate Finance, Landsbankinn hf.
Cautionary Statement
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements about future events and are based on our current expectations. These forward-looking statements may be identified by the words “believe,” “expect,” “target,” “anticipate,” “intend,” “plan,” “seek,” “estimate,” “potential,” “project,” “scheduled,” “forecast” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” or “may.” Our forward-looking statements include, without limitation, statements with respect to: the future financial and operating performance of the Company, its subsidiaries and its projects; access to existing or future financing arrangements; future global and local financial and economic conditions; our assessment of the aluminum market and aluminum prices (including premiums); our ability to successfully complete the acquisition of Mt. Holly and derive benefit therefrom;  and our assessment of power pricing and our ability to successfully obtain and/or implement long-term competitive power arrangements for our operations and projects, including Mt. Holly.
Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements. Important factors that could cause actual results and events to differ from those described in such forward-looking statements can be found in the risk factors and forward-looking statements cautionary language contained in our Annual Report on Form 10-K, quarterly reports on Form 10-Q and in other filings made with the Securities and Exchange Commission. Although we have attempted to identify those material factors that could cause actual results or events to differ from those described in such forward-looking statements, there may be other factors that could cause results or events to differ from those anticipated, estimated or intended. Many of these factors are beyond our ability to control or predict. Given these uncertainties, the reader is cautioned not to place undue reliance on our forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.
Contacts

Bob McAlister (media)	803-622-9315
Rick Dillon (investors)	312-696-3144